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                                                                    EXHIBIT 10.1


                      FOOT LOCKER 2002 DIRECTORS STOCK PLAN

                                    ARTICLE I

                            ESTABLISHMENT OF THE PLAN

         1.1 ESTABLISHMENT OF THE PLAN. Foot Locker, Inc. (the "Company") hereby establishes a compensation plan for Nonemployee Directors of the Company to be known as the Foot Locker 2002 Directors Stock (the "Plan"), as set forth in this document. The Plan provides for (i) the issuance of Shares to Nonemployee Directors in payment of part or all of their annual retainer fee, (ii) the grant of an annual stock option to Nonemployee Directors and (iii) the voluntary deferral of the payment of the Nonemployee Director's Annual Retainer, subject to the terms and conditions set forth herein.

         1.2 REPLACEMENT PLAN. The Plan is intended to replace the Foot Locker Directors Stock Plan and the Foot Locker Directors Stock Option Plan in effect prior to the Effective Date (the "Prior Plans"). The Prior Plans will continue to apply only with respect to stock issuances and stock options granted prior to the Effective Date under such plans. Upon approval of the Plan by shareholders, no further stock issuances, grants or awards shall be made to Nonemployee Directors under the Prior Plans.

         1.3 SHAREHOLDER APPROVAL REQUIREMENT. The Plan (and any grants of Options made prior to shareholder approval) shall be subject to the requisite approval of the shareholders of the Company at the 2002 annual meeting of shareholders. In the absence of such shareholder approval, any such Options granted prior to such approval shall be null and void.

         1.4 TERM OF PLAN. The Plan shall take effect as of January 1, 2002 and shall remain in effect until January 1, 2012, unless sooner terminated by the Board.

                                   ARTICLE II

                                     PURPOSE

         2.1 PURPOSE. The Plan is intended to increase the proprietary interest of Nonemployee Directors of the Company, to promote the achievement of long-term objectives of the Company by closely aligning the interests of Nonemployee Directors with the interests of the Company's shareholders, and to retain and attract Nonemployee Directors of outstanding competence.
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                                   ARTICLE III

                                   DEFINITIONS

         3.1 DEFINITIONS. The following terms, as used herein, shall have the following meanings:

                  (1) "ACCOUNT" means the total of the Interest Account and the Deferred Stock Unit Account to which a Participant's deferred Annual Retainer shall be credited. A separate Account shall be established with respect to the deferred Annual Retainer for each Plan Year.

                  (2) "ADMINISTRATOR" shall mean the Board or a duly authorized committee thereof or any employee or other person designated under Article V of the Plan to assist in the administration of the Plan. -

                  (3) "ANNUAL RETAINER" shall mean the annual retainer payable for services on the Board as a Nonemployee Director, including the annual retainer payable to a Nonemployee Director for service as a committee chair. Annual Retainer shall not include expense reimbursements, amounts realized upon the exercise of Options, or any other amount paid to a Nonemployee Director.

                  (4) "BENEFICIARY" shall mean the individual designated by the Participant, on a form acceptable to the Administrator, to receive benefits payable under this Plan in the event of the Participant's death. If no Beneficiary designation is in effect at the time of a Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Participant's estate. Upon the acceptance by the Administrator of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Administrator prior to the Participant's death. Notwithstanding the foregoing, no Beneficiary designation, or change or revocation thereof, shall be effective unless received by the Administrator prior to the Participant's death.

                  (5) "BOARD" shall mean the Board of Directors of the Company.

                  (6) "CHANGE IN CONTROL" shall mean the occurrence of an event described in Section 7.5 hereof.

                  (7) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (8) "COMPANY" shall mean Foot Locker, Inc., a New York corporation or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.


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                  (9) "DATE OF GRANT" shall mean the date on which an Option is granted to a Nonemployee Director.

                  (10) "DEFERRAL AGREEMENT" means an agreement entered into between a Nonemployee Director and the Company to authorize the Company to reduce the amount of the Nonemployee Director's Annual Retainer and credit the amount of such reduction to the Plan. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or the Board, including without limitation:

                           (a) the dollar amount of the cash component and the
                  stock component of the Annual Retainer to be deferred or the amount to be deferred in whole percentages;

                           (b) the amount of Deferred Annual Retainer to be
                  credited to the Interest Account and to the Deferred Stock Unit Account; and

                           (c) any provisions which may be advisable to comply
                  with applicable laws, regulations, rulings, or guidelines of any government authority.

A Deferral Agreement may, to the extent permitted by the Board and by applicable law, be made by paper or electronic means.

                  (11) "DEFERRAL PERIOD" shall mean, with regard to the Participant's Deferred Annual Retainer for each Plan Year in which a Deferral Agreement is in effect, the period commencing upon the effective date of a deferral election and ending on date of the Participant's Termination.

                  (12) "DEFERRED ANNUAL RETAINER" shall mean the amount of Annual Retainer deferred by a Nonemployee Director pursuant to Article IX.

                  (13) "DEFERRED STOCK UNIT ACCOUNT" shall mean an account established and maintained by the Company for each Participant who receives Stock Units under the Plan.

                  (14) "DISTRIBUTION DATE" shall mean the date of Termination of a Participant, or as soon as administratively feasible following such Termination, to commence payment of the amount credited to a Participant's Account.

                  (15) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (16) "EFFECTIVE DATE" shall mean January 1, 2002.


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                  (17) "FAIR MARKET VALUE" of a share of Stock shall mean, as of any date, the average of the high and low prices of a share of Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks by The Wall Street Journal, or, if the Stock was not traded on the New York Stock Exchange on such date, the Fair Market Value of a share of Stock as of such date shall be the average of the high and low prices of a share of such Stock as reported on said Composite Tape on the immediately preceding date on which such trades were reported on said Composite Tape.

                  (18) "INTEREST ACCOUNT" shall mean a hypothetical investment account bearing interest at the rate of one hundred and twenty percent (120%) of the applicable federal long-term rate, compounded annually, and set as of the first day of each Plan Year.

                  (19) "NONEMPLOYEE DIRECTOR" shall mean a member of the Board who is not an employee of the Company or any subsidiary or affiliate of the Company.

                  (20) "OPTION" shall mean the right, granted pursuant to this Plan, of a Participant to purchase shares of Stock at the Fair Market Value on the Date of Grant.

                  (21) "OPTION AGREEMENT" shall mean any written agreement, contract, or other instrument or document between the Company and a Nonemployee Director evidencing an Option.

                  (22) "PARTICIPANT" shall mean a Nonemployee Director of the Company who is eligible to participate herein.

                  (23) "PLAN" shall mean the Foot Locker 2002 Directors Stock Plan.

                  (24) "PLAN YEAR" shall mean the calendar year.

                  (25) "RULE 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

                  (26) "STOCK" shall mean shares of the Company's common stock, par value $0.01 per share.

                  (27) "STOCK PAYMENT DATE" shall mean July 1 (or if such date is not a business day, the next succeeding business day) in any calendar year.

                  (28) "STOCK UNIT" shall mean an accounting equivalent of one share of Stock.

                  (29) "TERMINATION" shall mean a Participant's termination for any reason, including retirement and death, of service as a director on the Board.


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                  (30) "TRANSFER" or "TRANSFERRED" or "TRANSFERABLE" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

                  (31) "VALUATION" shall mean an evaluation of the worth of a Deferred Stock Unit based on changes in the Fair Market Value of the Stock, as determined by the Board or the Administrator pursuant to the Plan.

                  (32) "VALUATION DATE" shall mean the day of any Plan Year on which a Participant's Deferral Period ends.

                                   ARTICLE IV

                         SECTION 16 OF THE EXCHANGE ACT

         4.1 SECTION 16. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Stock are intended to comply with all exemptive conditions under Rule 16b-3.

                                    ARTICLE V

                                 ADMINISTRATION

         5.1 THE BOARD. The Plan shall be administered by the Board or a duly authorized committee thereof. The Board may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable.

         5.2 ADMINISTRATIVE DUTIES.

                  (a) The Board, or a duly authorized committee thereof, shall have full authority to administer the Plan, subject to its provisions; to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; and to make all other determinations and to take all such steps in connection with the Plan as the Board, or a duly authorized committee thereof, in its sole discretion, deems necessary or desirable. If so designated by the Board, or a duly authorized committee thereof, the Corporate Secretary and other employees of the Company shall assist in the administration of the Plan, and shall be authorized to prescribe the form or forms of instruments evidencing elections, Options, Deferral Agreements, and any other instruments required under the Plan and to change such forms from time to time.

                  (b) The Board, or a duly authorized committee thereof, may employ such legal counsel, service providers, consultants and agents, including any committee of the Board, and any officer or employee of the Company as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such


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counsel, service provider, or consultant and any computation received from any such service provider, consultant, or agent. The Board, any duly authorized committee thereof, the members of the Board and employees of the Company designated hereunder shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws, the Board, any duly authorized committee thereof, the members of the Board, and employees of the Company designated hereunder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation and the By-Laws of the Company and any indemnification agreement between the Company and such person. Expenses incurred by the Board or the Administrator in the engagement of any such counsel, service provider, consultant or agent shall be paid by the Company.

                  (c) All determinations by the Board, or a duly authorized committee thereof, with respect to the administration of the Plan shall be in the sole discretion of the Board, or a duly authorized committee thereof, based on the Plan document and other relevant documents, and all such determinations shall be final and binding upon all interested parties, including the Participant, his or her executor, administrator or other personal representative or Beneficiary, and the Company.

         5.3 COSTS AND EXPENSES. All costs and expenses involved in administering the Plan shall be borne by the Company.

                                   ARTICLE VI

                     SHARES; ADJUSTMENT UPON CERTAIN EVENTS

         6.1 SHARES RESERVED. Shares of Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been acquired by the Company, provided that the total amount of Stock which may be issued under the Plan, including the number of shares of Stock with respect to which Options may be granted and the number of Stock Units allocated under the Plan, shall not exceed 500,000 shares, subject to adjustment as provided herein. If any Option granted under the Plan shall be terminated for any reason without having been exercised, the Shares subject to, but not delivered under, such Option shall again be available for issuance under the Plan.

         6.2 ADJUSTMENTS UPON CERTAIN EVENTS.

                  CAPITAL STRUCTURE. The existence of the Plan and any of its provisions shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior


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preference stocks ahead of or affecting the Stock, or any other corporate act or proceeding.

                  ADJUSTMENTS. In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Stock or capital stock other than Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Board determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan, the number and kind of shares to be issued upon exercise of an outstanding Option granted under this Plan and the purchase price thereof, and the number of Stock Units held in the Deferred Stock Unit Account shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

                  FRACTIONAL SHARES. Fractional shares of Stock resulting from any adjustment pursuant to Section 6.2(b) shall be eliminated by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). With respect to adjustments upon certain events as provided under Section 6.2, no cash settlements shall be made with respect to fractional shares eliminated hereunder by rounding. Notice of any adjustment shall be given by the Board to each Participant whose Option or Deferred Stock Unit Account has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                  ACQUISITION EVENTS. If the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to be dissolved or liquidated, then, unless the surviving corporation assumes the Options or substitutes new stock options which are determined by the Board in its sole discretion to be substantially similar in nature and equivalent in terms and value for Options then outstanding, upon the effective date of such merger, consolidation, liquidation or dissolution, any unexercised Options shall expire without additional compensation to the holder thereof; provided, that the Board, or a duly authorized committee thereof, or the Secretary of the Company at the request of the Board shall deliver notice to each Nonemployee Director at least twenty days prior to the date of consummation of such merger, consolidation, dissolution or liquidation which would result in the expiration of the Options and during the period from the date on which such notice of termination is delivered to the consummation of the merger, consolidation, dissolution or liquidation, such Nonemployee Director shall have the right to exercise in full effective as of such consummation all Options that are then outstanding (without regard to limitations on exercise otherwise contained in the Options and whether or not such Options are then vested) but contingent on occurrence of


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the merger, consolidation, dissolution or liquidation, and, provided that, if the contemplated transaction does not take place within a ninety-day period after giving such notice for any reason whatsoever, the notice, accelerated vesting and exercise shall be null and void and, if and when appropriate, new notice shall be given as aforesaid.

                                   ARTICLE VII

                            ANNUAL STOCK OPTION GRANT

         7.1 ANNUAL STOCK OPTION GRANT.

                  Each Nonemployee Director on the first business day of a fiscal year of the Company beginning with the 2002 fiscal year shall automatically be granted on such a day an Option to purchase that number of shares of Stock having a market value of $50,000 on the Date of Grant. Such market value shall be determined by dividing $50,000 by the Fair Market Value on the Date of Grant. With respect to the 2002 fiscal year, any Nonemployee Director who receives a stock option grant under the Directors Stock Option Plan for such fiscal year shall not receive an Option under the Plan for such fiscal year.

         7.2 NONQUALIFIED OPTIONS. The Options granted will be nonqualified stock options not intended to qualify under Section 422 of the Code and shall have the following terms and conditions:

                  (a) PRICE. The purchase price per share deliverable upon the exercise of each Option shall be 100 percent of the Fair Market Value per Share on the date the Option is granted.

                  (b) PAYMENT. Shares of Stock purchased pursuant to the exercise of the Option shall be paid for at the time of exercise as follows: (i) in cash, including a cashless exercise through a broker, (ii) by payment in full or part in the form of shares of Stock owned by the Participant for a period of at least six months (or such other period necessary to avoid a charge against the Company's earnings), provided that such shares are held free and clear of any liens and encumbrances, based on the Fair Market Value on the exercise date; or (iii) on such other terms and conditions as may be acceptable to the Board of Directors.

                  (c) EXERCISABILITY AND TERM OF OPTIONS. Options granted for the 2002 fiscal year shall become exercisable in three substantially equal installments commencing on the first annual anniversary of the Date of Grant, provided that the holder of such Option is a Nonemployee Director on each such anniversary. For Options granted beginning with the 2003 fiscal year, Options shall fully vest one year following the Date of Grant, provided that the holder of such Option is a Nonemployee Director on such date. Options shall be exercisable until the earlier of ten years from the Date of Grant or the expiration of the one-year period following the date of Termination as provided in Section 7.2(d).


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                  (d) TERMINATION OF SERVICE AS A NONEMPLOYEE DIRECTOR. Upon
Termination, all outstanding Options held by such Participant, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date of Termination. If a Nonemployee Director's Termination is by reason of death, all Options, to the extent exercisable, shall remain exercisable by the Nonemployee Director's estate or by the person given authority to exercise such Options by his or her will or by operation of law, for a period of one year following the Nonemployee Director's date of death. In no event, however, shall any Option be exercisable beyond ten years from its Date of Grant.

                  (e) NONTRANSFERABILITY OF OPTIONS. No Option may be assigned, alienated, pledged, attached, sold or otherwise Transferred or encumbered by a Participant other than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an Option is granted, it may be exercised only by the Participant or by the Participant's guardian or legal representative.

         7.3 OPTION AGREEMENT. Each Option granted hereunder shall be evidenced by an Option Agreement with the Company that shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

         7.4 NO RIGHTS OF SHAREHOLDERS. Neither a Participant nor a Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any shares of Stock covered by any Options granted unless and until the shares have been issued and the Participant shall have become the beneficial owner of the shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise provided herein.

         7.5 CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, if, while any Options remain outstanding under the Plan, a "Change in Control" of the Company (as defined below) shall occur, all Options granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the Date of Grant. For purposes of this Section 7.5, a Change in Control of the Company shall occur upon the happening of the earliest to occur of the following:


                  (i) (A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") (other than the Company or its subsidiaries) for shares of Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of the Company's then issued and outstanding voting securities; (B) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing


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to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or
(b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in
(C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of the Company representing twenty percent (20%) or more of the total combined voting power of the Company's then issued and outstanding voting securities by any Person acting in concert as of the date of the Plan; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the Company's shareholders of any plan or proposal for the complete liquidation or dissolution of the Company or for the sale of all or substantially all of the assets of the Company; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (") of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

                                  ARTICLE VIII

                       PAYMENT OF ANNUAL RETAINER IN STOCK

         8.1 MANDATORY PORTION. For each calendar year commencing with the calendar year beginning January 1, 2002, each Nonemployee Director who is a director of the Company on or before the date of an annual meeting of shareholders in any calendar year shall receive a whole number of shares of Stock equal in value to 50 percent of his or her Annual Retainer payable for services as a director during such calendar year in lieu of payment of such percentage of such director's Annual Retainer in cash. Such shares shall be issued to each such Nonemployee Director on the Stock Payment Date. Each such share of Stock shall be valued at the Fair Market Value on the last business day preceding the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash.

         8.2 ELECTIVE PORTION. For each calendar year commencing with the calendar year beginning January 1, 2002, each person who will be a Nonemployee Director on January 1 of such year may elect to receive, in addition to the mandatory stock portion of his or her Annual Retainer provided under Section 8.1, a whole number of shares of


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Stock equal in value (based on the Fair Market Value on the Stock Payment Date)
of up to the remaining 50 percent of his or her Annual Retainer in lieu of payment of such percentage in cash so that, if such election is exercised in full, 100 percent of his or her Annual Retainer would be paid in shares of Stock. Such election may be made in incremental amounts of five percent of the total Annual Retainer. Such shares shall be delivered to each Nonemployee Director on the Stock Payment Date. Notwithstanding any other provision herein, the value of fractional shares shall be paid to the Nonemployee Director in cash. Any such election shall be irrevocable and shall be made in writing no later than December 31 of the year preceding such year. Any such elections made by Nonemployee Directors under any prior plan of the Company for the calendar year beginning January 1, 2002 shall remain in effect under the Plan.

                                   ARTICLE IX

                           DEFERRAL OF ANNUAL RETAINER

         9.1 DEFERRAL ELECTION. During the term of the Plan, a Nonemployee Director may elect to defer all or any specified portion of the cash component of his or her Annual Retainer in the form of Deferred Stock Units or to have such amounts placed in an Interest Account. During the term of the Plan, a Nonemployee Director may also elect to defer all or part of the stock component of his or her Annual Retainer in the form of Deferred Stock Units. A Nonemployee Director's election to defer his or her Annual Retainer hereunder pursuant to a Deferral Agreement is irrevocable and is valid only for the Plan Year following the election. If no new Deferral Agreement is timely executed and delivered with respect to any subsequent Plan Year, the Annual Retainer earned in such Plan Year shall not be deferred under the Plan. Once a Participant designates the allocation of his or her Deferred Annual Retainer, the Participant may not change the allocation.

         9.2 TIMING AND MANNER OF DEFERRAL. Any election to defer all or a portion of the Annual Retainer, as provided in this Article IX, shall be made by the Participant in writing on a Deferral Agreement and provided to the Secretary of the Company on or before the December 31 preceding the Plan Year in which the Annual Retainer is earned, and shall apply on a pro rata basis with respect to the entire amount of the Annual Retainer earned for such Plan Year, whenever payable. Any such election made by December 31 shall become effective on the following January 1.

         9.3 BOOK ENTRY OF DEFERRED FEES. The amount of the Annual Retainer that is deferred shall be credited as a book entry to an Account in the name of the Participant not later than the date such amount would otherwise be payable to the Participant.

         9.4 VESTING.

                  (a) INTEREST ACCOUNT. A Participant's Interest Account shall be fully vested at all times. Each Interest Account shall be the record of the cash amounts of the Annual Retainer deferred by the Participant, together with interest thereon, is maintained


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solely for accounting purposes, and shall not require a segregation of any
Company assets.

                  (b) DEFERRED STOCK UNITS. A Participant's Deferred Stock Unit Account shall be fully vested at all times.

         9.5 DEFERRED STOCK UNITS.

                  (a) NUMBER. The number of Deferred Stock Units to be granted in connection with an election pursuant to Section 9.1 shall equal the portion of the Annual Retainer being deferred into Stock Units divided by the Fair Market Value on the scheduled payment date of the amount deferred or, in the case of the stock portion of the Annual Retainer, the Stock Payment Date.

                  (b) DEFERRED STOCK UNIT ACCOUNT. A Deferred Stock Unit Account shall be established and maintained by the Company for each Participant who elects to defer his or her Annual Retainer in the form of Deferred Stock Units under the Plan. As the value of each Deferred Stock Unit changes pursuant to
Section 9.5, the Participant's Deferred Stock Unit Account shall be adjusted accordingly. Each Deferred Stock Unit Account shall be the record of the Deferred Stock Units acquired by the Participant on each applicable acquisition date, is maintained solely for accounting purposes, and shall not require a segregation of any Company assets.

                  (c) VALUE. Each Deferred Stock Unit shall have an initial value that is equal to the Fair Market Value determined in accordance with
Section 9.5(a). Subsequent to such date of acquisition, the value of each Deferred Stock Unit shall change in direct relationship to changes in the value of a share of Stock as determined pursuant to a Valuation.

                  (d) DIVIDEND EQUIVALENTS. In the event the Company pays dividends on the Stock, dividend equivalents shall be earned on Deferred Stock Units acquired under the Plan. Such dividend equivalents shall be converted into an equivalent amount of Deferred Stock Units based upon the Valuation of a Deferred Stock Unit on the date the dividend equivalents are converted into Deferred Stock Units. The converted Deferred Stock Units will be fully vested upon conversion.

                  (e) AMOUNT OF PAYOUT. Subject to Section 9.6(b), the payout of the amount in the Participant's Deferred Stock Unit Account shall be made in a lump sum in Stock. The number of shares of Stock to be so distributed to the Participant shall equal the number of Stock Units then in his or her Deferred Stock Unit Account.

         9.6 DISTRIBUTION.

                  (a) Upon the first business day of the month coincident with or next following the end of the Deferral Period (or as soon as administratively feasible thereafter), the Participant shall receive a cash lump sum distribution equal to any balance of the deferred Annual Retainer allocated to his or her Interest Account, as calculated on


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
the Valuation Date, plus a distribution in shares of Stock equal to the value of the balance of the deferred Annual Retainer allocated to his or her Deferred Stock Unit Account, based on the Fair Market Value on the Valuation Date.

                  (b) The Participant may elect to receive the distribution from his or her Account as provided above in up to three annual installments, beginning on the Distribution Date (or as soon as administratively feasible thereafter). The amount of each installment payment, including the number of shares to be distributed with respect to the Deferred Stock Unit Account, shall be frozen as of the Distribution Date of the first installment payment, so that the Participant's balance in his or her Account shall not be subject to increase or decrease.

         9.7 DEATH. If a Participant dies prior to receiving the total amount of his or her Account, the unpaid portion of his or her Account shall be paid to the Participant's Beneficiary upon the first business day of the month coincident with or next following the Participant's death (or as soon as administratively feasible thereafter). If the Administrator is in doubt as to the right of any person to receive any amount, the Administrator may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrator may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Administrator and the Company therefor.

         9.8 NO TRANSFER OF DEFERRED ANNUAL RETAINER. A Participant shall have no right to transfer all or any portion of his or her Deferred Annual Retainer between the Interest Account and the Deferred Stock Unit Account.

         9.9 EMPLOYEE DIRECTORS. If a Participant becomes an employee of the Company but remains a director, he or she may not make any future deferrals under the Plan and the Participant's Deferral Agreement shall terminate. Amounts already deferred under the Plan shall continue to be deferred until the end of such Participant's Deferral Period.

         9.10 PLAN PROVISIONS CONTROL. A Participant shall not be entitled to, and the Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

         9.11 CESSATION OF FUTURE DEFERRALS. The Board may direct at any time that Participants shall no longer be permitted to make future deferrals of Annual Retainer Fees under the Plan.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 RIGHTS OF PARTICIPANTS; NO FUNDING OBLIGATION. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, among the Company, the Administrator and any Participant, the executor, administrator or other personal representative or Beneficiary of such Participant, or any other persons. Funds allocated to a Deferred Stock Unit Account or an Interest Account established by the Company in connection with the Plan shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant, his or her executor, administrator or other personal representative or Beneficiary. If and to the extent that any Participant or his or her executor, administrator, or other personal representative or Beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Company may, in its sole discretion, establish a "rabbi trust" to pay amounts payable hereunder. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

         10.2 NONTRANSFERABILITY OF RIGHTS UNDER THE PLAN. No amounts payable or other rights under the Plan shall be sold, Transferred, assigned, pledged or otherwise disposed of or encumbered by a Participant, except as provided herein.

         10.3 MINORS AND INCOMPETENTS.

                  (a) In the event that the Administrator determines that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless a claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Administrator shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under the Plan.

                  (b) Any payments to a minor from this Plan may be paid by the Administrator in its sole and absolute discretion directly to such minor; to the legal or natural guardian of such minor; or to any other person, whether or not the appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

         10.4 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company with respect to a Deferred Stock Unit Account, except the right to have dividends paid on the Stock, if any, credited to his or her Deferred Stock Unit Account and adjustment made to the hypothetical shares of Stock under Section 6.2.

         10.5 NO RIGHTS OF CONTINUED DIRECTORSHIP. Nothing in the Plan or other document describing or referring to the Plan shall be deemed to impose any obligations on the Company to retain any Participant as a director or impose any obligation on the part of any Participant to remain as a director of the Company. The Plan is not an agreement of employment and it shall not grant a Participant any rights of employment.

         10.6 PLAN AMENDMENT, DISCONTINUANCE OR TERMINATION. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, no amendment which requires shareholder approval under applicable New York law shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding anything contained herein, upon termination of the Plan, the Company may distribute to each Participant the balance in his or her Account as of such termination date. Except as set forth above, no amendment to or discontinuance or termination of the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant with respect to amounts previously credited to the Participant under the Plan.

         10.7 NOTICES. Each Participant shall be responsible for furnishing the Administrator with the current and proper address for the mailing of notices and the delivery of agreements and payments to him or her. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

         10.8 SEVERABILITY. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         10.9 ENTIRE AGREEMENT. The Plan, along with the Participant's elections and Option Agreements, constitutes the entire agreement between the Company and the Participant pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein. No agreements or representations, other than as set forth herein or in such elections or Option Agreements, have been made by the Company with respect to the subject matter herein.

         10.10 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         10.11 GENDER AND NUMBER. Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

         10.12 GOVERNING LAW. This Plan shall be construed and enforced according to the laws of the State of New York without giving effect to its conflicts of laws principles.


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